Exhibit 10.8

                                 PROMISSORY NOTE

         $100,000.00             December 20, 2004             February 18, 2004
         Amount of Note            Date of Note                     Due Date

         UNITED LENDING PARTNERS, LP, a Texas limited partnership, the undersigned, hereinafter called "Maker", promises to pay to First Plus Financial ("Lender"), or order, payable at 5100 N. O'Connor Blvd., 6d' Floor Irving, Texas 75039, or such other place specified by Lender in writing, One Hundred Thousand Dollars, with interest thereon at the rate of 15.0% percent per annum from the date hereof until paid, payable as follow:

         1) Term of Note is for sixty days (60).

         Maker has Pledged, assigned or granted to Lender as collateral for payment of this liability (hereinafter called "Note"), the following:

         Repayment of this debt will be from those loans identified on Exhibit A, scheduled to close and fund.

                           (See Attached Exhibit "A")

         Upon the happening of any of the following events, each of which shall constitute a default hereunder, the Note of the Maker to Lender shall become immediately due and payable at the option of Lender: (1) failure of the Maker (which shall include each maker, surety and guarantor of this note) to perform any agreement hereunder or pay any obligation secured hereby when due; (2) filing of any petition in bankruptcy by or against any Maker; (3) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of the Maker, or (4) an Event of Default under any Security Agreement executed in connection herewith.
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         Upon occurrence of any such event or at any time thereafter, Lender shall have the remedies of a secured party under Uniform Commercial Code of Texas or real estate laws, as applicable to the security.

         The Maker waives protest of this note. If this note is not paid when due, Maker agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and legal expenses, all of which are secured by the Collateral. Any demand upon or notice to Maker shall be sufficiently served for all purposes if personally delivered or placed in the mail addressed to the address shown above or such other address as may be shown on Lender's records.

         PRESENTMENT for payment, demand, notice of dishonor, protest, notice of protest and any homestead or personal property exemption allowed by the constitutions or laws of any state are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted it hereunder shall not constitute a waiver of future rights. The term "undersigned" as used herein shall include all makers, co-makers, endorsers, sureties and guarantors hereof.

         THERE will be no pre-payment penalty on this Note.

         IF DEFAULT is made in the payment specified herein, or any part thereof, and such default shall continue for a period of 10 days, then the holder hereof may, at its option, declare the whole sum then remaining unpaid immediately due and payable.

                                    Maker:  UNITED LENDING PARTNERS, LP

                                    /s/ Frederick Johansen
                                    ---------------------------
                                    United Lending Partners, LP
                                    By:  Frederick Johansen
                                    Its:  President and CEO